EXHIBIT 8

                OPINION OF POWELL, GOLDSTEIN, FRAZER & MURPHY LLP


                                           October 14, 1998


The Brown Bank
Railroad Street
Cobbtown, Georgia 30420

FLAG Financial Corporation
101 North Greenwood Street
LaGrange, Georgia 30240

Ladies and Gentlemen:

         You have requested our opinion with respect to certain federal income tax consequences of the merger of The Brown Bank, a federally-chartered savings bank located in Cobbtown, Georgia ("Brown Bank"), with and into Citizens Bank, a commercial bank organized and existing under the laws of the state of Georgia ("Citizens"), with Citizens as the survivor of the merger (the "Merger"). FLAG Financial Corporation, a corporation organized and existing under the laws of the state of Georgia ("FLAG"), owns all of the issued and outstanding stock of Citizens. For purposes of rendering this opinion, we have reviewed and relied on the Agreement and Plan of Merger by and between Flag, Citizens, and Brown Bank, dated as of July 24, 1998 (the "Merger Agreement"), the certificates attached hereto, and such other documents as we have considered appropriate. Unless otherwise indicated, terms used in this opinion have the same meaning as in the Merger Agreement.

         For purposes of this opinion, we have assumed that the Merger will be consummated at the Effective Time pursuant to the terms and conditions set forth in the Merger Agreement. We have assumed that the cash paid to Brown Bank shareholders pursuant to the Merger (including pursuant to a shareholder's statutory right to dissent) does not exceed more than fifty percent (50%) of the value of all shares of Brown Bank Common Stock outstanding as of the Effective Time.

         In addition, we have assumed with your permission that the facts and representations certified to us in writing by Brown Bank, Citizens and FLAG which are set forth in the certificates attached hereto, apply as of the Effective Time. Copies of such certificates are attached hereto and incorporated herein by reference. We have neither investigated nor verified the accuracy of any of the facts that have been certified to us, upon which this opinion is based.

         This opinion is based also on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service rulings, judicial decisions, and other applicable authority, all as in effect on the date of this opinion. The legal authorities on which this opinion is based may be changed at any time. Any such changes may be retroactively applied and could modify the opinions expressed herein. This opinion does not address any tax considerations under foreign, state, or local laws, or the tax considerations to certain Brown Bank shareholders in light of their particular circumstances, including, persons who are not United States persons, dealers in securities, tax-exempt entities, shareholders who do not hold Brown Bank Common Stock as "capital assets" within the meaning of Code Section 1221, and shareholders who acquired their shares of Brown Bank Common Stock pursuant to the exercise of Brown Bank options or otherwise as compensation.

The Brown Bank
FLAG Financial Corporation
October 14, 1998
Page 2


         Based upon and subject to the foregoing, we are of the opinion that the Merger will constitute a reorganization within the meaning of Code Section 368(a)(1)(A) and (a)(2)(D), and that the following are certain federal income tax consequences that will result:

                  (a) No gain or loss will be recognized for federal income tax purposes by Brown Bank shareholders upon the exchange of their shares of Brown Bank Common Stock for FLAG Common Stock, except with respect to any cash received in lieu of fractional shares. Cash paid in lieu of fractional shares will be treated as if the fractional shares had been issued in the Merger and redeemed by FLAG. Generally, the deemed redemption of FLAG fractional shares will give rise to the recognition of capital gain or loss (equal to the difference between the cash received by a Brown Bank shareholder and such shareholder's basis allocable to the fractional share), so long as the FLAG stock is a capital asset in the hands of the Brown Bank shareholder and the shareholder meets the requirements of Code Section 302(b)(1).

                  (b) The basis of the shares of FLAG Common Stock to be received by Brown Bank shareholders will be the same as the basis of Brown Bank Common Stock surrendered in exchange therefor, less any basis allocable to the FLAG fractional shares that are redeemed for cash if the redemption meets the requirements of Code Section 302(b)(1).

                  (c) The holding period of the FLAG Common Stock to be received by each Brown Bank shareholder will include the period during which the shares of Brown Bank Common Stock surrendered in exchange therefor had been held, provided such shares were held by such shareholders as a capital asset at the Effective Time of the Merger.

                  (d) Brown Bank shareholders who receive solely cash pursuant to their statutory right to dissent will be treated as having received such payment in redemption of their Brown Bank Common Stock, as provided in Section 302(a) of the Internal Revenue Code, of their stock. Generally, any gain or loss recognized by any such Brown Bank shareholder will be capital gain or loss, provided (i) the Brown Bank Common Stock constitutes a capital asset in the hands of such shareholder, and (ii) the requirements of Code Section 302(b)(1), (2) or (3) are met. Each affected Brown Bank shareholder should consult such shareholder's own tax advisor for the tax effect of such redemption (i.e., exchange treatment or dividend).

                  (e) No gain or loss will be recognized for federal income tax purposes by Brown Bank, Citizens, or FLAG as a consequence of the Merger, except for deferred gain or loss recognized pursuant to Treasury Regulations issued under Code Section 1502.

         This opinion is being rendered solely to the parties to whom it is addressed and may be relied upon by them and the shareholders of Brown Bank. This opinion may not be relied upon by any other party without the express written permission of our Firm.

                                         Very truly yours,



                                         POWELL, GOLDSTEIN, FRAZER & MURPHY LLP

                                 CERTIFICATE OF
                                 THE BROWN BANK


         In connection with the merger (the "Merger") of The Brown Bank ("Brown Bank") with and into Citizens Bank ("Citizens"), a wholly-owned subsidiary of FLAG Financial Corporation ("FLAG"), with Citizens as the surviving corporation, in accordance with the Agreement and Plan of Merger by and between Brown Bank, Citizens, and FLAG dated as of July 24, 1998 (the "Agreement'), Brown Bank, through Dennis D. Allen and Barbara Rich, the President and the Senior Vice President, respectively, of Brown Bank, makes the following certifications. Unless otherwise indicated, terms used in this certificate have the same meanings as in the Agreement.

         1. The undersigned are the President and Senior Vice President, respectively, of Brown Bank, a federally-chartered savings bank located in Cobbtown, Georgia, and in such capacities have access to the information contained herein.

         2. The following facts and representations, made on behalf of the management of Brown Bank and presented to Powell, Goldstein, Frazer & Murphy LLP in connection with rendering the tax opinion referred to in the Agreement, are on the date hereof true, correct and complete.

         3. The  Merger is  expected  to permit  Brown  Bank (a) avoid  business concerns of remaining an independent financial institution in light of current economic conditions and the competition presented by larger financial institutions, (b) develop a more liquid trading market for Brown Bank's shareholder's investment, and (c) strengthen the Brown Bank banking franchise and thereby make a long-term contribution to earnings per share.

         4. Brown Bank has not made and will not make any extraordinary distributions within the meaning of Treasury Regulations Section 1.368-1T(e) with respect to its stock prior to or in connection with the Merger.

         5. Brown Bank has paid or will pay expenses it incurred or incurs in connection with the Merger. FLAG did not and will not pay the expenses of Brown Bank or any shareholder of Brown Bank incurred in connection with the Merger.

         6. There is no indebtedness outstanding between FLAG and Brown Bank or between Citizens and Brown Bank that was issued, acquired, or will be settled at a discount.

         7. Not more than twenty-five percent (25%) of the fair market value of Brown Bank's total assets consist of stock and securities of any one issuer, and not more than fifty percent (50%) of the fair market value of its total assets consists of stock and securities of five or fewer issuers. For purposes of the preceding sentence, (a) a corporation's total assets exclude cash, cash items (including accounts receivable and cash equivalents), and United States government securities, (b) a corporation's total assets exclude stock and securities issued by any subsidiary at least fifty percent (50%) of the voting power or fifty percent (50%) of the total fair market value of the stock of which is owned by the corporation, but the corporation is treated as owning directly a ratable share (based on the percentage of the fair market value of the subsidiary's stock owned by the corporation) of the assets owned by any such subsidiary, and (c) all corporations that are members of the same "controlled group" within the meaning of section 1563(a) of the Code are treated as a single issuer.

         8. The fair market value of the assets of Brown Bank transferred to FLAG equaled or exceeded the sum of the liabilities, if any, assumed by FLAG plus the liabilities, if any, to which the transferred assets are subject.

         9. The liabilities of Brown Bank, if any, assumed by FLAG and the liabilities, if any, to which the transferred assets of Brown Bank are subject were incurred by Brown Bank in the ordinary course of its business.

         10.The transfer of assets pursuant to the Agreement does not constitute a transfer in a "title 11 or similar case" as such term is defined in Section 368(a)(3) of the Code.

         11. None of the shares of FLAG Common Stock, if any, received by any shareholder-employee of Brown Bank is separate consideration for, or allocable to, any services to be provided by such shareholder-employee under any employment agreement with FLAG; none of the compensation to be received by any shareholder-employee of the Brown Bank under an employment agreement with FLAG will be separate consideration for, or allocable to, any shares of FLAG Common Stock to be received by such shareholder-employee in the Merger; and the compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

         12. The fair market value of the FLAG Common Stock and other consideration received by the shareholders of Brown Bank will be, in each instance, approximately equal to the fair market value of the Brown Bank Common Stock surrendered in exchange therefor.

         13. The payment of cash in lieu of fractional shares of stock of Brown Bank was not separately bargained for consideration and is being made for the purpose of saving FLAG the expense and inconvenience of issuing fractional shares.

         14. No stock of Citizens will be issued in the Merger.

         15. To the best knowledge of the undersigned, the shareholders of Brown Bank have no plan or intention to sell, exchange, or otherwise dispose of any FLAG shares to be received by them in the Merger. In addition, the undersigned is not aware of any transfers of Brown Bank stock by Brown Bank shareholders prior to the Effective Date which were made in contemplation of the Merger.

         16. To the best of the knowledge of the undersigned, FLAG has no present plan or intention to redeem any of its Common Stock issued in the Merger and there is no present plan or intention on the part of the Brown Bank's shareholders to sell any of the FLAG Common Stock received in the Merger to a person related (as defined in Treasury Regulation Section 1.368-1(e)(3)) to FLAG.
 .
         17. To the best of the knowledge of the undersigned, FLAG has no plan or intention to sell or otherwise dispose of the assets of Brown Bank acquired in the Merger except for dispositions made in the ordinary course of business or transfers to a corporation controlled by FLAG. For purposes of the foregoing, FLAG is considered to control a corporation in which it holds at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of all other classes of stock.

         18. Brown Bank has not and will not redeem, purchase or acquire any of the outstanding shares of Company Common Stock prior to or in connection with the Merger, and to the best of the knowledge of the undersigned, FLAG has no plan or intention to sell or otherwise dispose of an amount of Citizens stock which would cause FLAG to no longer "control" the stock of Citizens. For purposes of the foregoing, control means at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of all other classes of stock.

         19. Brown Bank will merge with and into Citizens and, as a result of the Merger, Citizens will acquire "substantially all" of the properties of Brown Bank. For purposes of this Certificate, "substantially all" of Brown Bank's properties shall mean at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Brown Bank immediately prior to the Merger. For purposes of determining the percentage of Brown Bank's net and gross assets acquired by Citizens, the following assets will be treated as property held by Brown Bank immediately prior to, but not after, the Merger: (i) assets disposed of by Brown Bank prior to the Merger, or by Citizens after the Merger, which disposition was in contemplation of the Merger, including without limitation any asset disposed of by Brown Bank or Citizens, other than in the ordinary course of business, pursuant to a plan or intent existing during the period beginning with the commencement of negotiations (whether formal or informal) with FLAG regarding the Merger and ending on the Effective Time (the "Pre-Merger Period"),
(ii) assets used by Brown Bank to pay expenses or liabilities incurred in connection with the Merger, and (iii) assets used in making any distribution, redemption, or other payment with respect to Brown Bank Common Stock or rights to acquire such stock that are made during the Pre-Merger Period or in contemplation of the Merger.

         20. Brown Bank has not made any transfer of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger or during the Pre-Merger Period, and has no intention to make any transfer or disposition of any of its assets prior to the Merger, other than (i) in the ordinary course of business, and (ii) payments for expenses incurred in connection with the Merger.

         21. Any cash or other property paid to Brown Bank employees during the Pre-Merger Period has been or will be in the ordinary course of business or pursuant to agreements entered into prior to the Pre-Merger Period.

         22. There has not been, nor will there be, any issuance of Brown Bank Common Stock during the Pre-Merger Period, other than shares of Brown Bank
Common Stock issued as compensation to present or former service providers (including, without limitation, employees and directors) of Brown Bank or as the result of the exercise of options granted to present or former service providers (including, without limitation, employees and directors) of Brown Bank under options, warrants, or agreements that were entered into prior to the Pre-Merger Period,.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this 8th day of October, 1998.


                                         /s/ Dennis D. Allen
                                         -------------------
                                         Dennis D. Allen
                                         President


                                         /s/ Barbara Rich
                                         ----------------
                                         Barbara Rich
                                         Senior Vice President

                                 CERTIFICATE OF
                           FLAG FINANCIAL CORPORATION

         In connection with the merger (the "Merger") of The Brown Bank ("Brown Bank") with and into Citizens Bank ("Citizens"), a wholly-owned subsidiary of FLAG Financial Corporation ("FLAG"), with Citizens as the surviving corporation, in accordance with the Agreement and Plan of Merger by and between Brown Bank, Citizens and FLAG dated as of July 24, 1998 (the "Agreement"), FLAG, through J. Daniel Speight, Jr. and Patti S. Davis, the President and Chief Executive
Officer and the Chief Financial Officer, respectively, of FLAG, makes the following certifications. Unless otherwise indicated, terms used in this certificate have the same meaning as in the Agreement.

                  1. The undersigned are the President and Chief Executive Officer and Chief Financial Officer, respectively, of FLAG, a corporation organized and existing under the laws of the State of Georgia, and in such capacities have knowledge of the affairs of FLAG and Citizens, access to the information contained herein.

                  2. The following facts and representations made on behalf of the management of FLAG and Citizens presented to Powell, Goldstein, Frazer & Murphy LLP in connection with rendering the tax opinion referred to in the Agreement, are on the date hereof true, correct, and complete.

                  3. The Merger is expected to permit FLAG to expand its operations into areas in and in and around Candler and Tattnall Counties currently served by Brown Bank to strengthen the franchise and thereby make a long-term contribution to earnings per share.

                  4. Following the Effective Time, FLAG intends that it will either (i) continue the historic business of Brown Bank or (ii) use, in a going concern, a significant portion of Brown Bank's business assets.

                  5. FLAG has paid or will pay expenses it incurred in connection with the Merger. FLAG did not and will not pay the expenses of Brown Bank or any shareholder of Brown Bank incurred in connection with the Merger.

                  6. There is no indebtedness outstanding between FLAG and Brown Bank or between Citizens and Brown Bank that was issued, acquired, or will be settled at a discount.

                  7. Not more than twenty-five percent (25%) of the fair market value of FLAG's total assets consist of stock and securities of any one issuer, and not more than fifty percent (50%) of the fair market value of its total assets consists of stock and securities of five or fewer issuers. For purposes of the preceding sentence, (a) a corporation's total assets exclude cash, cash items (including accounts receivable and cash equivalents), and United States government securities, (b) a corporation's total assets exclude stock and securities issued by any subsidiary at least fifty percent (50%) of the voting power or fifty percent (50%) of the total fair market value of the stock of which is owned by the corporation, but the corporation is treated as owning directly a ratable share (based on the percentage of the fair market value of the subsidiary's stock owned by the corporation) of the assets owned by any such subsidiary, and (c) all corporations that are members of the same "controlled group" within the meaning of section 1563(a) of the Code are treated as a single issuer.

                  8. The fair market value of the assets of Brown Bank transferred to FLAG equaled or exceeded the sum of the liabilities, if any, assumed by FLAG plus the liabilities, if any, to which the transferred assets are subject.

                  9. To the best knowledge of the undersigned, the shareholders of Brown Bank have no plan or intention to sell, exchange, or otherwise dispose of any FLAG shares to be received by them in the Merger. In addition, the undersigned is not aware of any transfers of Brown Bank stock by Brown Bank shareholders prior to the Effective Date which were made in contemplation of the Merger.

                  10. To the best knowledge of the undersigned, the liabilities of Brown Bank, if any, assumed by FLAG and the liabilities, if any, to which the transferred assets of Brown Bank are subject were incurred by Brown Bank in the ordinary course of its business.

                  11. The transfer of assets pursuant to the Merger Agreement does not constitute a transfer in a "title 11 or similar case" as such term is defined in Section 368(a)(3) of the Code.

                  12. The payment of cash in lieu of fractional shares of FLAG Common Stock is solely for the purpose of avoiding the expense and inconvenience to FLAG of issuing fractional shares and is not separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Brown Bank shareholders in lieu of issuing fractional shares of FLAG Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to the Brown Bank shareholders in exchange for their shares of Brown Bank Common Stock. The fractional share interests of each Brown Bank shareholder will be aggregated, and no Brown Bank shareholder will receive cash in an amount equal to or greater than the value of one full share of FLAG Common Stock.

                  13. None of the shares of FLAG Common Stock, if any, received by any shareholder-employee of Brown Bank is separate consideration for, or allocable to, any services to be provided by such shareholder-employee under any employment agreement with FLAG; none of the compensation to be received by any shareholder-employee of the Brown Bank under an employment agreement with FLAG will be separate consideration for, or allocable to, any shares of FLAG Common Stock to be received by such shareholder-employee in the Merger; and the compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

                  14. The fair market value of the FLAG Common Stock and other consideration received in the Merger by the shareholders of Brown Bank will be, in each instance, approximately equal to the fair market value of the Brown Bank Common Stock surrendered in exchange therefor.

                  15. FLAG has no present plan or intention to reacquire any of its common stock issued to the Brown Bank shareholders in the Merger. In addition, no person who is related to FLAG as determined under Treas. Reg.
Section 1.368-1(e)(3) will own any of the Brown Bank Common Stock immediately prior to the Merger or will acquire any of the FLAG Common Stock issued in the Merger.

                  16. FLAG has no plan or intention to sell or otherwise dispose of the assets of Brown Bank acquired in the Merger except for dispositions made in the ordinary course of business or transfers to a corporation controlled by FLAG. For purposes of the foregoing, FLAG is considered to control a corporation in which it holds at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of all other classes of stock.

                  17. FLAG has no plan or intention to sell or otherwise dispose of an amount of Citizens stock which would cause FLAG to no longer "control" the stock of Citizens. For purposes of the foregoing, control means at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of all other classes of stock.

                  18. Brown Bank will merge with and into Citizens and, as a result of the Merger, Citizens will acquire "substantially all" of the properties of Brown Bank. For purposes of this Certificate, "substantially all" of Brown Bank's properties shall mean at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Brown Bank immediately prior to the Merger. For purposes of determining the percentage of Brown Bank's net and gross assets acquired by Citizens, the following assets will be treated as property held by Brown Bank immediately prior to, but not after, the Merger: (i) assets disposed of by Brown Bank prior to the Merger, or by Citizens after the Merger, which disposition was in contemplation of the Merger, including without limitation any asset disposed of by Brown Bank or Citizens, other than in the ordinary course of business, pursuant to a plan or intent existing during the period beginning with the commencement of negotiations (whether formal or informal) with FLAG regarding the Merger and ending on the Effective Time (the "Pre-Merger Period"), (ii) assets used by Brown Bank to pay expenses or liabilities incurred in connection with the Merger, and (iii) assets used in making any distribution, redemption, or other payment with respect to Brown Bank Common Stock or rights to acquire such stock that are made during the Pre-Merger Period or in contemplation of the Merger.

                  19. No stock of Citizens will be issued in the Merger.

                IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this 13 day of October, 1998.


                                      /s/ J. Daniel Speight, Jr.
                                      --------------------------
                                      J. Daniel Speight, Jr.
                                      President and Chief Executive Officer
                                      FLAG Financial Corporation




                                      /s/ Patti S. Davis
                                      ------------------
                                      Patti S. Davis
                                      Chief Financial Officer
                                      FLAG Financial Corporation